Exhibit 99.1

       Rackable Systems Announces Record Fiscal 2006 Revenue and Earnings

           Record Annual Revenue of $360.4 M and Non-GAAP EPS of $0.94

     MILPITAS, Calif.--(BUSINESS WIRE)--Feb. 1, 2007--Rackable Systems, Inc., (NASDAQ:RACK) a provider of servers and storage products for scale out data center deployments, today announced financial results for the quarter and year ended December 30, 2006.

     Q4 Highlights

     --   Record quarterly revenue of $106.9 million, up 28.6% from Q4'05

     --   Non-GAAP EPS of $0.19

     --   Non-GAAP gross margin of 19.8%

     2006 Highlights

     --   Record annual revenue of $360.4 million, up 67.6% from 2005

     --   Record annual non-GAAP EPS of $0.94

     --   Non-GAAP gross margin of 22.4%

     "For the first time in Rackable System's history, we have broken the $100 million quarterly revenue mark," stated Tom Barton, Chief Executive Officer of Rackable Systems. He continued, "However, as we noted in our press release on January 16th, during the fourth quarter we faced several unexpected challenges that negatively impacted our gross margin and earnings per share. The gross margin pressure we experienced this quarter was primarily due to increasingly competitive conditions and an unanticipated increase in DDR memory pricing. Despite these difficulties, we were able to retain and expand key customer relationships during the quarter. Additionally, while sales of our higher-margin RapidScale(TM) products were impacted by a longer than expected product rollout, we remain optimistic about long-term prospects for this business."

     Q4 Financial Results

     Total revenue for the fourth quarter ended December 30, 2006 was $106.9 million, up 28.6% from $83.1 million in the fourth quarter of 2005.

     During the fourth quarter of 2006, the company recorded stock-based compensation charges of $7.8 million, amortization of patents and customer list of $359,000 and amortization of intangibles in connection with the Terrascale acquisition of $553,000, resulting in a GAAP net income for the fourth quarter of $563,000 or $0.02 per diluted share compared to a GAAP net income of $7.3 million or $0.32 per diluted share in the same period a year ago. Non-GAAP net income for the fourth quarter of 2006 was $5.6 million or $0.19 per diluted share, compared to non-GAAP net income of $7.6 million or $0.33 per diluted share in the same period a year ago.

     GAAP gross margin for the fourth quarter of 2006 was 18.8% compared to 24.9% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 19.8% compared to 24.9% in the same period a year ago.

     2006 Financial Results

     Total revenue for the twelve months ended December 30, 2006 was $360.4 million, up 67.6% from $215.0 million in the twelve months of 2005.

     During 2006, the company recorded stock-based compensation charges of $20.8 million, amortization of patents and customer list of $1.4 million, write-off of acquired in-process R&D of $2.8 million and amortization of intangibles in connection with the Terrascale acquisition of $690,000, resulting in GAAP net income for the twelve months of 2006 of $11.5 million or $0.40 per diluted share, compared to $8.5 million or $0.47 per diluted share in the same period a year ago. Non-GAAP net income for 2006 was $27.0 million or $0.94 per diluted share, compared to $15.0 million or $0.83 per diluted share in the same period a year ago.

     GAAP gross margin for 2006 was 21.4% compared to 23.1% in the same period a year ago. Non-GAAP gross margin for 2006 was 22.4% compared to 23.1% in the same period a year ago.

     Non-GAAP financial measures discussed in this press release exclude stock-based compensation expense, write-off of in-process R&D and amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense, and related tax effects of the applicable items. The reconciliation between GAAP and non-GAAP net income (loss), gross margin and net income (loss) per share is provided in the financial tables accompanying this press release.

     Business Outlook

     Rackable Systems is providing the following projections for the full fiscal year ending December 31, 2007:

     --   Revenue is projected to be in the range of $ 450 - $ 525 million

     -- GAAP diluted net income (loss) per share is projected to be $ (0.10) - $ 0.20 per share

     --   Non-GAAP diluted net income per share is projected to be $ 0.75 - $
          1.05 per share

     --   GAAP gross margin is projected to be in the range of 16.8% - 21.0%

     --   Non-GAAP gross margin is projected to be in the range of 18.0% - 22.0%

     Conference Call Information

     Rackable Systems will discuss these financial results and its outlook for 2007 in a conference call at 1:30 p.m. PST, today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until February 6, 2007, at 9:00 p.m. PST and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 5960456.

     Cautionary Statement Regarding Forward Looking Statements

     The statements in this press release regarding the company's optimistic outlook for its RapidScale product line and the company's projections for full year 2007 financial results, especially under the section entitled "Business Outlook," are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties, including: the failure of the RapidScale products to achieve market acceptance; a significant portion of the company's revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems' financial performance; orders for Rackable Systems' products can be received at the end of the quarter, and so a delay in placing an order could have a significant negative effect on Rackable Systems' financial performance for the quarter; Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems' products, which would negatively affect Rackable Systems' gross and operating margins, as well as other financial measures; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems' gross margins as well as other financial measures; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems' products. Detailed information about additional potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' Quarterly Report on Form 10-Q under the caption "Risks Relating to Our Business and Industry," in Item 2 of that report, filed with the Securities and Exchange Commission (the "SEC") on November 14, 2006 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

     Use of Non-GAAP Financial Measures

     The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude stock-based compensation expense, write-off of in-process R&D and amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, cash payments related to the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense, and related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes these items from its non-GAAP gross margin and non-GAAP net income, whether or not recurring items, to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the company's business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, non-GAAP financial measures should not be considered in isolation from the company's GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided at the end of this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

     About Rackable Systems

     Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

     Rackable Systems(R) is a registered trademark and RapidScale is a trademark of Rackable Systems, Inc.


                        RACKABLE SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                             December 30, December 31,
                                                2006         2005
                                             ------------ ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                      $30,446      $29,099
  Short-term investments                         130,025       25,065
  Accounts receivable                            104,070       49,700
  Inventories                                     68,137       40,649
  Deferred income taxes                            7,408        6,504
  Deferred cost of sales                           2,375        8,665
  Prepaids and other current assets               12,934        4,111
                                             ------------ ------------
    Total current assets                         355,395      163,793
PROPERTY AND EQUIPMENT--Net                        5,372        2,588
GOODWILL                                          22,871        2,820
INTANGIBLE ASSETS--Net                            14,007        6,601
OTHER ASSETS                                      11,614          240
                                             ------------ ------------
TOTAL                                           $409,259     $176,042
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                               $61,102      $28,226
  Accrued expenses                                19,894        8,291
  Income taxes payable                               247        3,179
  Deferred revenue                                 5,972       11,771
                                             ------------ ------------
    Total current liabilities                     87,215       51,467
DEFERRED INCOME TAXES                              2,920          304
DEFERRED RENT                                         23           28
DEFERRED REVENUE                                   3,412          978
                                             ------------ ------------
    Total liabilities                             93,570       52,777

STOCKHOLDERS' EQUITY                             315,689      123,265
                                             ------------ ------------
TOTAL                                           $409,259     $176,042
                                             ============ ============


                        RACKABLE SYSTEMS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (In thousands, except share and per share amounts)
                             (Unaudited)

                         Three Months Ended      For the Year Ended
                       ----------------------- -----------------------
                        December    December    December    December
                           30,         31,         30,         31,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
REVENUE                  $106,876     $83,117    $360,376    $214,985
COST OF REVENUE            86,756      62,439     283,400     165,329
                       ----------- ----------- ----------- -----------
GROSS PROFIT               20,120      20,678      76,976      49,656
                       ----------- ----------- ----------- -----------
OPERATING EXPENSES:
  Research and
   development              5,518         853      16,485       2,247
  Sales and marketing       8,742       4,778      27,051      15,402
  General and
   administrative           7,293       2,868      21,893       8,390
                       ----------- ----------- ----------- -----------
    Total operating
     expenses              21,553       8,499      65,429      26,039
                       ----------- ----------- ----------- -----------
INCOME (LOSS) FROM
 OPERATIONS                (1,433)     12,179      11,547      23,617

OTHER INCOME
 (EXPENSE)--Net:
  Change in fair value
   of embedded
   derivatives in
   preferred stock             --          --          --      (4,192)
  Interest income           2,070         235       7,488         509
  Interest expense            (13)         --         (13)     (1,537)
  Other income--net             8          24         822          23
                       ----------- ----------- ----------- -----------
    Total other income
     (expense)--net         2,065         259       8,297      (5,197)
                       ----------- ----------- ----------- -----------
INCOME BEFORE INCOME
 TAX PROVISION                632      12,438      19,844      18,420
INCOME TAX PROVISION          (69)     (5,124)     (8,372)     (9,908)
                       ----------- ----------- ----------- -----------
NET INCOME                   $563      $7,314     $11,472      $8,512
                       =========== =========== =========== ===========

NET INCOME PER SHARE
  Basic                     $0.02       $0.36       $0.43       $0.86
                       =========== =========== =========== ===========
  Diluted                   $0.02       $0.32       $0.40       $0.47
                       =========== =========== =========== ===========

SHARES USED IN NET
 INCOME PER SHARE
  Basic                28,012,081  20,455,673  26,947,888   9,946,791
                       =========== =========== =========== ===========
  Diluted              29,452,182  22,677,638  28,618,309  18,040,017
                       =========== =========== =========== ===========


Stock-based compensation is included in the following cost and expense categories by period (in thousands):

                         Three Months Ended      For the Year Ended
                       ----------------------- -----------------------
                        December    December    December    December
                           30,         31,         30,         31,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Cost of revenue            $1,042         $21      $3,583         $91
Research and
 development                2,067          15       5,069          70
Sales and marketing         2,197          64       6,245         261
General and
 administrative             2,482          33       5,858         131
                       ----------- ----------- ----------- -----------
Total                      $7,788        $133     $20,755        $553
                       =========== =========== =========== ===========


                        RACKABLE SYSTEMS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                                                For the     For the
                                                Year Ended  Year Ended
                                                December    December
                                                 30, 2006    31, 2005
                                               ----------- -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                      $11,472      $8,512
  Adjustments to reconcile net income to net
   cash used in operating activities:
    Depreciation and amortization                   3,566       3,926
    Loss on disposal of property and equipment         --           2
    Accrued interest income                            --        (206)
    Provision (benefit) for doubtful accounts
     receivable, net of writeoffs                     311          61
    Deferred income taxes                           1,183      (5,293)
    Accretion for preferred stock dividends
     recorded as interest expense                      --       1,087
    In-process research and development             2,840          --
    Stock-based compensation                       20,755         553
    Changes in fair value of embedded
     derivatives in preferred stock                    --       4,192
    Changes in operating assets and
     liabilities:
      Accounts receivable                         (53,833)    (40,417)
      Inventories                                 (27,196)    (27,026)
      Prepaids and other assets                   (19,692)     (2,949)
      Accounts payable and other payables          32,055      17,963
      Accrued expenses                             11,200       2,470
      Income taxes payable                         (2,932)      4,839
      Deferred cost of sales                        6,200      (8,665)
      Deferred revenue                             (3,513)     12,567
                                               ----------- -----------
        Net cash used in operating activities     (17,584)    (28,384)
                                               ----------- -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities             (547,017)    (55,765)
  Proceeds from sales and maturities of
   marketable securities                          442,089      30,907
  Terrascale acquisition, net of cash acquired    (31,886)         --
  Purchases of property and equipment              (3,938)     (1,801)
  Expenditures for intangibles                       (152)       (158)
                                               ----------- -----------
        Net cash used in investing activities    (140,904)    (26,817)
                                               ----------- -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit, net                 --     (14,061)
  Repurchase of common stock from Founders             --      (6,000)
  Payment of notes payable to related parties          --      (3,000)
  Redemption of mandatorily redeemable
   preferred stock                                     --     (24,738)
  Proceeds from issuance of common stock upon
   follow on offering--net of issuance costs      138,452      46,835
  Proceeds from issuance of common stock upon
   initial public offering--net of issuance
   costs                                               --      67,780
  Excess tax benefit of stock options
   exercised                                       14,971          --
  Proceeds from issuance of common stock upon
   ESPP purchase                                    1,541          --
  Proceeds from issuance of common stock upon
   exercise of stock options                        4,906         373
                                               ----------- -----------
        Net cash provided by financing
         activities                               159,870      67,189
                                               ----------- -----------

        Effect of exchange rate changes on
         cash and cash equivalents                    (35)         --
NET INCREASE IN CASH AND CASH EQUIVALENTS           1,347      11,988

CASH AND CASH EQUIVALENTS--Beginning of period     29,099      17,111
                                               ----------- -----------
CASH AND CASH EQUIVALENTS--End of period          $30,446     $29,099
                                               =========== ===========


                        RACKABLE SYSTEMS, INC.

        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
          (In thousands, except share and per share amounts)
                             (Unaudited)
----------------------------------------------------------------------

                         Three Months Ended      For the Year Ended
                       ----------------------- -----------------------
                        December    December    December    December
                           30,         31,         30,         31,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
GAAP GROSS PROFIT         $20,120     $20,678     $76,976     $49,656
  Add back stock-based
   compensation             1,042          21       3,583          91
                       ----------- ----------- ----------- -----------
Non-GAAP GROSS PROFIT     $21,162     $20,699     $80,559     $49,747
                       =========== =========== =========== ===========

GAAP GROSS MARGIN            18.8%       24.9%       21.4%       23.1%
  Add back stock-based
   compensation               1.0%        0.0%        1.0%        0.0%
                       ----------- ----------- ----------- -----------
Non-GAAP GROSS MARGIN        19.8%       24.9%       22.4%       23.1%
                       =========== =========== =========== ===========

GAAP INCOME (LOSS)
 FROM OPERATIONS          $(1,433)    $12,179     $11,547     $23,617
  Add back:
  Stock-based
   compensation             7,788         133      20,755         553
  Amortization of
   intangible assets -
   Terrascale
   acquisition                553           -         690           -
  Amortization of
   patents and
   customer list              359         359       1,436       1,436
  Write-off of
   acquired in-process
   R&D                          -           -       2,840           -
                       ----------- ----------- ----------- -----------
Non-GAAP INCOME FROM
 OPERATIONS                $7,267     $12,671     $37,268     $25,606
                       =========== =========== =========== ===========

GAAP NET INCOME              $563      $7,314     $11,472      $8,512
Add back (deduct):
  Stock-based
   compensation             7,788         133      20,755         553
  Amortization of
   intangible assets -
   Terrascale
   acquisition                553           -         690           -
  Amortization of
   patents and
   customer list              359         359       1,436       1,436
  Write-off of
   acquired in-process
   R&D                          -           -       2,840           -
  Change in fair value
   of embedded
   derivatives in
   preferred stock              -           -           -       4,192
  Dividends on
   preferred stock
   recorded as
   interest expense             -           -           -       1,087
  Adjustment to tax
   provision (1)           (3,631)       (242)    (10,150)       (763)
                       ----------- ----------- ----------- -----------
Non-GAAP NET INCOME        $5,632      $7,564     $27,043     $15,017
                       =========== =========== =========== ===========

GAAP NET INCOME PER
 SHARE - DILUTED            $0.02       $0.32       $0.40       $0.47
Add back:
  Stock-based
   compensation,
   amortization of
   intangible assets -
   Terrascale
   acquisition,
   writeoff of
   acquired in-process
   R&D, amortization
   of patents and
   customer list and
   adjustment to tax
   provision.               $0.17       $0.01       $0.54       $0.36
                       ----------- ----------- ----------- -----------
Non-GAAP NET INCOME
 PER SHARE - DILUTED        $0.19       $0.33       $0.94       $0.83
                       =========== =========== =========== ===========

SHARES USED IN
 COMPUTING NET INCOME
 PER SHARE
  DILUTED - GAAP       29,452,182  22,677,638  28,618,309  18,040,017
                       =========== =========== =========== ===========
  DILUTED - Non-GAAP   29,452,182  22,677,638  28,618,309  18,040,017
                       =========== =========== =========== ===========


(1) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 39.7% and 40.7% for the three and twelve months ended December 30, 2006, respectively, and using an income tax rate of 41.5% for the three and twelve months ended December 31, 2005.


                           RACKABLE SYSTEMS
           Reconciliation From Non-GAAP to GAAP Projections
               (in millions, except per share amounts)

                                                        Year Ended
                                                       December 31,
                                                            2007
                                                     -----------------
                                                       Low      High
                                                     -------- --------
Estimated GAAP earnings per diluted share             $(0.10)   $0.20
  Add back



   Projected stock-based compensation, amortization
    of intangible assets - Terrascale acquisition,
    cash payments related to Terrascale acquisition,
    amortization of patents and customer list and
    adjustment to tax provision                       $ 0.85    $0.85
                                                     -------- --------
Estimated non-GAAP earnings per diluted share          $0.75    $1.05
                                                     ======== ========
Estimated number of diluted shares                      30.0     31.0
                                                     -------- --------


                                                        Year Ended
                                                       December 31,
                                                            2007
                                                     -----------------
                                                       Low      High
                                                     -------- --------
Projected revenues                                    $450.0   $525.0
GAAP projected gross profit                            $75.6   $110.1
  Add back projected stock based compensation
   expense included in cost of revenue                 $ 5.4    $ 5.4
                                                     -------- --------
Non-GAAP projected gross profit                        $81.0   $115.5
                                                     ======== ========

GAAP projected gross margin equals GAAP projected
 gross profit divided by projected revenue              16.8%    21.0%

Non-GAAP projected gross margin equals non-GAAP
 projected gross profit divided by projected revenue    18.0%    22.0%


     CONTACT: Rackable Systems, Inc.
              Madhu Ranganathan, 408-240-8088
              Chief Financial Officer
              investorrelations@rackable.com
              or
              Ashton Partners
              Trisha Dill, 415-869-5757